UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

ALLIANCE FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1320934.1

Alliance Financial Corporation/Guarantee Agreement

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Alliance Financial Corporation (the “Company” ), the bank holding company for Alliance Bank, N.A., established a Delaware statutory trust subsidiary, Alliance Financial Capital Trust II (the “Trust” ), which completed the sale of $15,000,000 of trust preferred securities on September 21, 2006. The Trust issued the trust preferred securities at an annual rate equal to the three month LIBOR rate plus 1.65%. The trust preferred securities mature on September 15, 2036, and can be called without penalty beginning on September 15, 2011. The Trust simultaneously issued 464 shares of the Trust’s common securities to the Company for a purchase price of $464,000, which constitutes all of the issued and outstanding common securities of the Trust. The Trust used proceeds from the sale of the trust preferred securities and common securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debentures”). The net proceeds of the offering will be used by the Company for general corporate purposes including providing capital to its wholly-owned subsidiary.

The Debentures were issued pursuant to an Indenture (the “Indenture”) entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”) dated September 21, 2006, a copy of which is attached hereto as Exhibit 4.1. The terms of the Debentures are substantially the same as the terms of the trust preferred securities. The interest payments by the Company will be used by the Trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debenture after September 15, 2011.

The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust, dated September 15, 2006, a copy of which is attached hereto as Exhibit 10.51, between the Company, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and Administrators named therein.

Pursuant to a Guarantee Agreement dated September 21, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.52, are subordinate to all of the Company’s senior debt.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	See Exhibit Index

Exhibit
Number	Description
4.1	Indenture dated as of September 21, 2006, between Alliance Financial Corporation and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust dated as of September 21, 2006, among Alliance Financial Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and J. Daniel Mohr, John H. Watt, Jr., and Jack H. Webb, as administrators.

10.2	Guarantee Agreement dated as of September 21, 2006, between Alliance Financial Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: September 26, 2006	By: /s/ Jack H. Webb
Chairman, President and
Chief Executive Officer

   EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture dated as of September 21, 2006, between Alliance Financial Corporation and Wilmington Trust Company, as trustee.

10.1

Amended and Restated Declaration of Trust dated as of September 21, 2006, among Alliance Financial Corporation, as sponsor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as institutional trustee, and J. Daniel Mohr, John H. Watt, Jr., and Jack H. Webb, as administrators.

10.2	Guarantee Agreement dated as of September 21, 2006, between Alliance Financial Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.